Freeport-McMoRan
Reports Third-Quarter and Nine-Month 2018 Results

▪
Net income attributable to common stock totaled $556 million, $0.38 per share, in third-quarter 2018. After adjusting for net gains of $42 million, $0.03 per share, third-quarter 2018 adjusted net income attributable to common stock totaled $514 million, $0.35 per share.

▪	Consolidated sales totaled 1.04 billion pounds of copper, 837 thousand ounces of gold and 22 million pounds of molybdenum in third-quarter 2018.

▪
Consolidated sales for the year 2018 are expected to approximate 3.8 billion pounds of copper, 2.45 million ounces of gold and 95 million pounds of molybdenum, including 790 million pounds of copper, 330 thousand ounces of gold and 25 million pounds of molybdenum in fourth-quarter 2018.

▪	Average realized prices in third-quarter 2018 were $2.80 per pound for copper, $1,191 per ounce for gold and $12.40 per pound for molybdenum.

▪	Average unit net cash costs in third-quarter 2018 were $0.93 per pound of copper and are expected to average $1.06 per pound of copper for the year 2018.

▪
Operating cash flows totaled $1.25 billion in third-quarter 2018 and $3.9 billion for the first nine months of 2018. Based on current sales volume and cost estimates, and assuming average prices of $2.85 per pound for copper, $1,200 per ounce for gold and $12.00 per pound for molybdenum for fourth-quarter 2018, operating cash flows are expected to approximate $4.2 billion (net of $0.5 billion in working capital uses and timing of other tax payments) for the year 2018.

▪
Capital expenditures totaled $0.5 billion (including approximately $0.4 billion for major mining projects) in third-quarter 2018 and $1.4 billion (including approximately $0.9 billion for major mining projects) for the first nine months of 2018. Capital expenditures for the year 2018 are expected to approximate $2.0 billion, including $1.2 billion for major mining projects primarily associated with underground development activities in the Grasberg minerals district in Indonesia and development of the Lone Star oxide project in Arizona.

▪
On September 27, 2018, FCX and PT Freeport Indonesia (PT-FI) entered into a definitive agreement with PT Indonesia Asahan Aluminium (Persero) (PT Inalum) consistent with previously agreed economic terms. Closing is expected to occur in late 2018 or early 2019, subject to satisfaction of conditions.

▪	On September 26, 2018, FCX declared a quarterly cash dividend of $0.05 per share on its common stock, which will be paid on November 1, 2018.

▪
At September 30, 2018, consolidated debt totaled $11.1 billion and consolidated cash totaled $4.6 billion. FCX had no borrowings and $3.5 billion available under its revolving credit facility at September 30, 2018.

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PHOENIX, AZ, October 24, 2018 - Freeport-McMoRan Inc. (NYSE: FCX) reported net income attributable to common stock of $556 million ($0.38 per share) in third-quarter 2018 and $2.1 billion ($1.45 per share) for the first nine months of 2018. After adjusting for net gains of $42 million ($0.03 per share), primarily reflecting adjustments to assets held for sale and the fair value of potential contingent consideration, partly offset by nonrecurring charges for Cerro Verde's new three-year collective labor agreement (CLA), adjusted net income attributable to common stock totaled $514 million ($0.35 per share) in third-quarter 2018. Refer to the supplemental schedule, "Adjusted Net Income," on page VII, which is available on FCX's website, "fcx.com," for additional information.

Richard C. Adkerson, President and Chief Executive Officer, said, "Our global team delivered a solid operating quarter and maintained a sharp focus on productivity, cost management, capital discipline and initiatives to build value for shareholders. The pending completion of our new long-term partnership with the Indonesian government will enable us to de-risk a world class asset. Supported by a premier portfolio of geographically diverse long-lived copper assets, a solid balance sheet, a large resource position to support future growth and a positive fundamental outlook for copper, FCX is poised to deliver substantial value to shareholders."

SUMMARY FINANCIAL DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in millions, except per share amounts)
Revenues[a,b]	$4,908	$4,310	$14,944	$11,362
Operating income[a]	$1,315	$928	$4,438	$2,211
Net income from continuing operations	$668	$242	$2,535	$836
Net income attributable to common stock[c,d]	$556	$280	$2,117	$776
Diluted net income (loss) per share of common stock:
Continuing operations	$0.38	$0.19	$1.46	$0.50
Discontinued operations	—	—	(0.01)	0.03
	$0.38	$0.19	$1.45	$0.53
Diluted weighted-average common shares outstanding	1,458	1,454	1,458	1,453
Operating cash flows[e]	$1,247	$1,183	$3,925	$3,012
Capital expenditures	$507	$314	$1,391	$1,020
At September 30:
Cash and cash equivalents	$4,556	$4,957	$4,556	$4,957
Total debt, including current portion	$11,127	$14,782	$11,127	$14,782

a.	For segment financial results, refer to the supplemental schedules, "Business Segments," beginning on page IX, which are available on FCX's website, "fcx.com."

b.
Includes adjustments to prior period provisionally priced concentrate and cathode copper sales totaling $(111) million ($(48) million to net income attributable to common stock or $(0.03) per share) in third-quarter 2018, $95 million ($39 million to net income attributable to common stock or $0.03 per share) in third-quarter 2017, $(70) million ($(31) million to net income attributable to common stock or $(0.02) per share) for the first nine months of 2018 and $81 million ($35 million to net income attributable to common stock or $0.02 per share) for the first nine months of 2017. For further discussion, refer to the supplemental schedule, "Derivative Instruments," beginning on page VIII, which is available on FCX's website, "fcx.com."

c.
Includes net gains (charges) of $42 million ($0.03 per share) in third-quarter 2018, $(212) million ($(0.15) per share) in third-quarter 2017, $69 million ($0.04 per share) for the first nine months of 2018 and $(178) million ($(0.12) per share) for the first nine months of 2017 that are described in the supplemental schedule, "Adjusted Net Income," on page VII, which is available on FCX's website, "fcx.com."

d.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, "Deferred Profits," on page IX, which is available on FCX's website, "fcx.com."

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e.
Includes net working capital sources (uses) and timing of other tax payments of $59 million in third-quarter 2018, $46 million in third-quarter 2017, $(154) million for the first nine months of 2018 and $389 million for the first nine months of 2017.

SUMMARY OPERATING DATA

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
Copper (millions of recoverable pounds)
Production	1,006		996		2,972		2,730
Sales, excluding purchases	1,044		932		3,026		2,683
Average realized price per pound	$2.80		$2.94		$2.96		$2.79
Site production and delivery costs per pound[a]	$1.73	[b]	$1.56	[c]	$1.70	[b]	$1.59	[c]
Unit net cash costs per pound[a]	$0.93	[b]	$1.20	[c]	$0.95	[b]	$1.25	[c]
Gold (thousands of recoverable ounces)
Production	760		418		2,105		1,010
Sales, excluding purchases	837		355		2,123		969
Average realized price per ounce	$1,191		$1,290		$1,249		$1,261
Molybdenum (millions of recoverable pounds)
Production	23		24		69		70
Sales, excluding purchases	22		22		70		71
Average realized price per pound	$12.40		$9.22		$12.41		$9.18

a.
Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, before net noncash and other costs. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XII, which are available on FCX's website, "fcx.com."

b.
Includes $0.07 per pound of copper in third-quarter 2018 and $0.02 per pound of copper for the first nine months of 2018 associated with nonrecurring charges for Cerro Verde's new three-year CLA. Refer to the supplemental schedule, "Adjusted Net Income," on page VII, which is available on FCX's website, "fcx.com," for additional information.

c.
Excludes $0.01 per pound of copper in third-quarter 2017 and $0.04 per pound of copper for the first nine months of 2017 associated with PT-FI workforce reductions. Refer to the supplemental schedule, "Adjusted Net Income," on page VII, which is available on FCX's website, "fcx.com," for additional information.

Consolidated Sales Volumes
Third-quarter 2018 copper sales of 1.04 billion pounds were 8 percent higher than the July 2018 estimate of 970 million pounds and 12 percent higher than third-quarter 2017 sales of 932 million pounds, primarily reflecting higher ore grades and operating rates in Indonesia.
Third-quarter 2018 gold sales of 837 thousand ounces were 20 percent higher than the July 2018 estimate of 700 thousand ounces and more than double third-quarter 2017 sales of 355 thousand ounces, primarily reflecting higher ore grades and operating rates in Indonesia.
Third-quarter 2018 molybdenum sales of 22 million pounds were lower than the July 2018 estimate of 24 million pounds and approximated third-quarter 2017 sales.
Sales volumes for the year 2018 are expected to approximate 3.8 billion pounds of copper, 2.45 million ounces of gold and 95 million pounds of molybdenum, including 790 million pounds of copper, 330 thousand ounces of gold and 25 million pounds of molybdenum in fourth-quarter 2018.
Projections for 2018 and other forward looking statements in this release assume extension of PT-FI’s long-term mining rights or an extension of PT-FI’s temporary special mining license (IUPK) after October 31, 2018. Refer to "Indonesia Mining," beginning on page 7, for further discussion of Indonesia regulatory matters.

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Consolidated Unit Costs
Consolidated average unit net cash costs (net of by-product credits) for FCX's copper mines of $0.93 per pound of copper in third-quarter 2018 were lower than unit net cash costs of $1.20 per pound in third-quarter 2017, primarily reflecting higher by-product credits, partly offset by nonrecurring charges associated with Cerro Verde's new three-year CLA.
Assuming average prices of $1,200 per ounce of gold and $12.00 per pound of molybdenum for fourth-quarter 2018 and achievement of current sales volume and cost estimates, consolidated unit net cash costs (net of by-product credits) for copper mines are expected to average $1.06 per pound of copper for the year 2018 (including $1.45 per pound of copper in fourth-quarter 2018). The impact of price changes for fourth-quarter 2018 on consolidated unit net cash costs would approximate $0.01 per pound for each $50 per ounce change in the average price of gold and $0.005 per pound for each $2 per pound change in the average price of molybdenum. Quarterly unit net cash costs vary with fluctuations in sales volumes and realized prices, primarily for gold and molybdenum.

MINING OPERATIONS
North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. In addition to copper, certain of FCX's North America copper mines produce molybdenum concentrate, gold and silver. All of the North America mining operations are wholly owned, except for Morenci. FCX records its 72 percent undivided joint venture interest in Morenci using the proportionate consolidation method.
Operating and Development Activities. FCX has significant undeveloped reserves and resources in North America and a portfolio of potential long-term development projects. Future investments will be undertaken based on the results of economic and technical feasibility studies, and are dependent on market conditions. FCX continues to study opportunities to reduce the capital intensity of its potential long-term development projects.
Through exploration drilling, FCX has identified a significant resource at its wholly owned Lone Star project located near the Safford operation in eastern Arizona. An initial project to develop the Lone Star oxide ores commenced in first-quarter 2018, with first production expected by the end of 2020. Total capital costs, including mine equipment and pre-production stripping, are expected to approximate $850 million and will benefit from the utilization of existing infrastructure at the adjacent Safford operation. As of September 30, 2018, approximately $200 million has been incurred for this project. Production from the Lone Star oxide ores is expected to average approximately 200 million pounds of copper per year with an approximate 20-year mine life. The project also advances exposure to a significant sulfide resource. FCX continues to advance drilling activities to define future large-scale development opportunities in the Lone Star/Safford minerals district.

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Operating Data. Following is summary consolidated operating data for the North America copper mines for the third quarters and first nine months of 2018 and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Copper (millions of recoverable pounds)
Production	349	375	1,051	1,151
Sales, excluding purchases	350	347	1,095	1,130
Average realized price per pound	$2.77	$2.92	$3.02	$2.74

Molybdenum (millions of recoverable pounds)
Production[a]	8	8	23	25

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.98	$1.65	$1.92	$1.57
By-product credits	(0.26)	(0.17)	(0.23)	(0.16)
Treatment charges	0.10	0.11	0.10	0.11
Unit net cash costs	$1.82	$1.59	$1.79	$1.52

a.	Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the North America copper mines.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XII, which are available on FCX's website, "fcx.com."

North America's consolidated copper sales volumes totaled 350 million pounds in third-quarter 2018 and 347 million pounds in third-quarter 2017. North America copper sales are estimated to approximate 1.4 billion pounds for the year 2018, compared with 1.5 billion pounds in 2017.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $1.82 per pound of copper in third-quarter 2018 were higher than unit net cash costs of $1.59 per pound in third-quarter 2017, primarily reflecting increased mining rates and higher mining and milling costs.
Average unit net cash costs (net of by-product credits) for the North America copper mines are expected to approximate $1.78 per pound of copper for the year 2018, based on achievement of current sales volume and cost estimates and assuming an average molybdenum price of $12.00 per pound for fourth-quarter 2018. North America's average unit net cash costs for the year 2018 would change by approximately $0.01 per pound for each $2 per pound change in the average price of molybdenum.

South America Mining. FCX operates two copper mines in South America - Cerro Verde in Peru (in which FCX owns a 53.56 percent interest) and El Abra in Chile (in which FCX owns a 51 percent interest). These operations are consolidated in FCX's financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
Operating and Development Activities. Cerro Verde's expanded operations benefit from its large-scale, long-lived reserves and cost efficiencies. The Cerro Verde expansion project, which achieved capacity operating rates in early 2016, expanded the concentrator facilities' capacity from 120,000 metric tons of ore per day to 360,000 metric tons of ore per day. During 2018, Cerro Verde received a modified environmental permit allowing it to operate its existing concentrator facilities at rates up to 409,500 metric tons of ore per day. Cerro Verde's concentrator facilities have continued to perform well, with average mill throughput rates of 384,800 metric tons of ore per day for the first nine months of 2018.
FCX continues to evaluate a large-scale expansion at El Abra to process additional sulfide material and to achieve higher recoveries. El Abra's large sulfide resource could potentially support a major mill project similar to

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facilities constructed at Cerro Verde. Technical and economic studies are being advanced to determine the optimal scope and timing for the project.
Operating Data. Following is summary consolidated operating data for the South America mining operations for the third quarters and first nine months of 2018 and 2017:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018		2017	2018		2017
Copper (millions of recoverable pounds)
Production	325		328	931		932
Sales	326		327	928		923
Average realized price per pound	$2.80		$2.95	$2.93		$2.82

Molybdenum (millions of recoverable pounds)
Production[a]	7		8	20		21

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.84	[c]	$1.60	$1.80	[c]	$1.55
By-product credits	(0.23)		(0.19)	(0.24)		(0.17)
Treatment charges	0.20		0.22	0.20		0.22
Royalty on metals	—		0.01	—		0.01
Unit net cash costs	$1.81		$1.64	$1.76		$1.61

a.	Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at Cerro Verde.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XII, which are available on FCX's website, "fcx.com."

c.
Includes $0.21 per pound of copper in third-quarter 2018 and $0.07 per pound of copper for the first nine months of 2018 associated with nonrecurring charges for Cerro Verde's new three-year CLA. Refer to the supplemental schedule, “Adjusted Net Income,” on page VII, which is available on FCX’s website, “fcx.com,” for a summary of these charges.

South America's consolidated copper sales volumes totaled 326 million pounds in third-quarter 2018 and 327 million pounds in third-quarter 2017. Sales from South America mining are expected to approximate 1.2 billion pounds of copper for the year 2018, compared with 1.2 billion pounds of copper in 2017.
Average unit net cash costs (net of by-product credits) for South America mining of $1.81 per pound of copper in third-quarter 2018 were higher than unit net cash costs of $1.64 per pound in third-quarter 2017, primarily reflecting nonrecurring charges associated with Cerro Verde's new three-year CLA. Excluding this charge, South America's average unit site production and delivery costs of $1.63 per pound of copper would have approximated third-quarter 2017.
Average unit net cash costs (net of by-product credits) for South America mining are expected to approximate $1.73 per pound of copper for the year 2018, based on current sales volume and cost estimates and assuming an average price of $12.00 per pound of molybdenum for fourth-quarter 2018.

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Indonesia Mining. Through its 90.64 percent owned and consolidated subsidiary PT-FI, FCX's assets include one of the world's largest copper and gold deposits at the Grasberg minerals district in Papua, Indonesia. PT-FI operates a proportionately consolidated joint venture, which produces copper concentrate that contains significant quantities of gold and silver.
Regulatory Matters. On September 27, 2018, FCX, PT-FI, PT Indocopper Investama (PT-II) and PT Inalum entered into a Divestment Agreement on previously agreed economic terms in connection with PT Inalum’s acquisition of shares of PT-FI. Under the Divestment Agreement, PT Inalum will acquire, for cash consideration of $350 million, 100 percent of FCX's interests in PT-II, which owns 9.36 percent of PT-FI (equates to a 5.6 percent interest after 2022). PT Inalum also entered into a definitive agreement with Rio Tinto to acquire for cash consideration of $3.5 billion, all of Rio Tinto's interests (40 percent interest after 2022) associated with its joint venture with PT-FI (the Joint Venture).
The arrangements provide for FCX and existing PT-FI shareholders to retain the economics of the revenue and cost sharing arrangements under the Joint Venture and for FCX to continue to manage PT-FI's operations. Following completion of the transaction, which includes Rio Tinto's interest being merged into PT-FI, PT-FI will have an expanded asset base and PT Inalum's share ownership will be 51.2 percent of PT-FI (subject to a dividend assignment mechanism to replicate the Joint Venture economics), and FCX's ownership will be 48.8 percent.
Concurrent with the closing of the divestment transaction, PT-FI will be granted an IUPK providing long-term mining rights with assured legal and fiscal terms and legal enforceability through 2041. PT-FI has agreed to construct a smelter within five years of the closing with economics shared pro rata by FCX and PT Inalum according to their respective equity ownership in PT-FI.
The transaction, which is expected to close in late 2018 or early 2019, is subject to certain conditions, including the issuance of the IUPK in a form acceptable to FCX and PT Inalum; resolution of environmental regulatory matters satisfactory to the Indonesian government, FCX and PT Inalum; various other Indonesian regulatory actions and approvals; and receipt of customary approvals from international competition authorities.
PT-FI's export license is effective through February 15, 2019, and PT-FI's temporary IUPK is effective through October 31, 2018. PT-FI will continue to seek extensions to its temporary IUPK until closing of the pending transaction. Until the pending transaction is completed, PT-FI has reserved all rights under its Contract of Work (COW).
Operating and Development Activities. PT-FI is currently mining the final phase of the Grasberg open pit, which contains high copper and gold ore grades. Following results of an economic analysis in the first half of 2018, PT-FI revised its mine plans to continue to mine ore from the open pit until transitioning to the Grasberg Block Cave (GBC) underground mine in the first half of 2019.
PT-FI has several projects in the Grasberg minerals district related to the development of its large-scale, long-lived, high-grade underground ore bodies. In aggregate, these underground ore bodies are expected to produce large-scale quantities of copper and gold following the transition from the Grasberg open pit.
Substantial progress has been made to prepare for the transition to mining of the GBC underground mine. First undercut blasting occurred in September 2018, and cave production is scheduled for the first half of 2019. All underground mining levels and the ore flow system are being commissioned. Production rates over the next five years are expected to ramp up to 130,000 metric tons of ore per day.
During second-quarter 2018, PT-FI initiated plans to conduct hydraulic fracturing activities to manage rock stresses and pre-condition the Deep Mill Level Zone (DMLZ) underground mine for large-scale production following mining induced seismic activity experienced in 2017 and 2018. Hydraulic fracturing activities designed to safely manage production commenced in third-quarter 2018 and to date have accomplished expected results. PT-FI's revised mine plans for the DMLZ underground mine, which continue to be reviewed, currently project block cave mining activities in the DMLZ underground mine to commence in mid-2019. PT-FI expects the DMLZ to reach full production rates of 80,000 metric tons per day in 2022. Estimates of timing of future production continue to be reviewed and may be modified as additional information becomes available.

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PT-FI's estimated annual capital spending on underground mine development projects is expected to average $0.8 billion per year ($0.7 billion per year net to PT-FI) over the next five years. Considering the long-term nature and size of these projects, actual costs could vary from these estimates.
PT-FI is also evaluating plans for the development of a new copper smelter in Indonesia, including site selection, engineering, joint venture and financing arrangements.
Operating Data. Following is summary consolidated operating data for the Indonesia mining operations for the third quarters and first nine months of 2018 and 2017:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017		2018	2017
Copper (millions of recoverable pounds)
Production	332	293		990	647
Sales	368	258		1,003	630
Average realized price per pound	$2.81	$2.95		$2.93	$2.81

Gold (thousands of recoverable ounces)
Production	754	412		2,089	992
Sales	831	352		2,105	956
Average realized price per ounce	$1,191	$1,290		$1,248	$1,261

Unit net cash (credits) costs per pound of copper[a]
Site production and delivery, excluding adjustments	$1.40	$1.41	[b]	$1.36	$1.70	[b]
Gold and silver credits	(2.72)	(1.80)		(2.69)	(1.98)
Treatment charges	0.26	0.27		0.26	0.27
Export duties	0.14	0.08		0.15	0.10
Royalty on metals	0.20	0.17		0.21	0.16
Unit net cash (credits) costs	$(0.72)	$0.13		$(0.71)	$0.25

a.
For a reconciliation of unit net cash (credits) costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XII, which are available on FCX's website, "fcx.com."

b.
Excludes fixed costs charged directly to production and delivery costs totaling $0.03 per pound of copper in third-quarter 2017 and $0.18 per pound of copper for the first nine months of 2017 associated with workforce reductions. Refer to the supplemental schedule, “Adjusted Net Income,” on page VII, which is available on FCX’s website, “fcx.com,” for a summary of these charges.

Indonesia's consolidated sales of 368 million pounds of copper and 831 thousand ounces of gold in third-quarter 2018 were higher than third-quarter 2017 sales of 258 million pounds of copper and 352 thousand ounces of gold, primarily reflecting higher operating rates and ore grades.
Assuming achievement of planned operating rates for fourth-quarter 2018, consolidated sales volumes from Indonesia mining are expected to approximate 1.16 billion pounds of copper and 2.45 million ounces of gold for the year 2018, compared with 1.0 billion pounds of copper and 1.5 million ounces of gold for the year 2017.
As PT-FI transitions mining from the open pit to underground, its production is expected to be significantly lower in 2019 and 2020, compared to 2018. Metal production is expected to improve significantly by 2021 following a ramp-up period.
A significant portion of PT-FI's costs are fixed and unit costs vary depending on production volumes and other factors. As a result of higher sales volumes and gold and silver credits, Indonesia had unit net cash credits (including gold and silver credits) of $0.72 per pound of copper in third-quarter 2018, compared with unit net cash costs of $0.13 per pound in third-quarter 2017.

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Assuming an average gold price of $1,200 per ounce for fourth-quarter 2018 and achievement of current sales volume and cost estimates, unit net cash credits (including gold and silver credits) for Indonesia mining are expected to approximate $0.54 per pound of copper for the year 2018 (including unit net cash costs of $0.48 per pound of copper in fourth-quarter 2018). Indonesia mining's unit net cash credits for the year 2018 would change by approximately $0.03 per pound for each $50 per ounce change in the average price of gold for fourth-quarter 2018. Because of the fixed nature of a large portion of Indonesia's costs, unit net cash credits/costs vary from quarter to quarter depending on copper and gold volumes.
Indonesia mining's projected sales volumes and unit net cash credits for the year 2018 are dependent on a number of factors, including operational performance, workforce productivity, timing of shipments, and Indonesia regulatory matters, including extension of PT-FI's long-term mining rights or an extension of PT-FI's temporary IUPK after October 31, 2018.
Molybdenum Mines. FCX has two wholly owned molybdenum mines - the Henderson underground mine and the Climax open-pit mine - both in Colorado. The Henderson and Climax mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of molybdenum concentrate produced at the Henderson and Climax mines, as well as from FCX's North America and South America copper mines, is processed at FCX's conversion facilities.
Operating and Development Activities. Production from the Molybdenum mines totaled 8 million pounds of molybdenum in both third-quarter 2018 and third-quarter 2017. Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales and average realized prices, which includes sales of molybdenum produced at the Molybdenum mines, and from FCX's North America and South America copper mines.
Unit net cash costs for the Molybdenum mines averaged $9.02 per pound of molybdenum in third-quarter 2018 and $7.82 per pound in third-quarter 2017. Based on current sales volume and cost estimates, average unit net cash costs for the Molybdenum mines are expected to approximate $8.80 per pound of molybdenum for the year 2018.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XII, which are available on FCX's website, "fcx.com."
Mining Exploration Activities.     FCX's mining exploration activities are generally associated with its existing mines, focusing on opportunities to expand reserves and resources to support development of additional future production capacity. A drilling program to further delineate the Lone Star resource continues to indicate significant additional mineralization in this district, with higher ore grades than FCX's other North America copper mines. Exploration results continue to indicate opportunities for significant future potential reserve additions in North America and South America. Exploration spending is expected to approximate $85 million for the year 2018.
CASH FLOWS, CASH and DEBT
Operating Cash Flows. FCX generated operating cash flows of $1.25 billion in third-quarter 2018 and $3.9 billion for the first nine months of 2018.
Based on current sales volume and cost estimates, and assuming average prices of $2.85 per pound of copper, $1,200 per ounce of gold and $12.00 per pound of molybdenum for fourth-quarter 2018, FCX's consolidated operating cash flows are estimated to approximate $4.2 billion for the year 2018 (net of $0.5 billion in working capital uses and timing of other tax payments). The impact of price changes during fourth-quarter 2018 on operating cash flows would approximate $105 million for each $0.10 per pound change in the average price of copper, $15 million for each $50 per ounce change in the average price of gold and $15 million for each $2 per pound change in the average price of molybdenum.
Capital Expenditures. Capital expenditures totaled $0.5 billion in third-quarter 2018 (including approximately $0.4 billion for major mining projects) and $1.4 billion for the first nine months of 2018 (including approximately $0.9 billion for major mining projects). Capital expenditures are expected to approximate $2.0 billion for the year 2018, including $1.2 billion for major mining projects primarily associated with underground development activities in the Grasberg minerals district and development of the Lone Star oxide project.

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Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company, net of noncontrolling interests' share, taxes and other costs at September 30, 2018 (in billions):

Cash at domestic companies	$2.7
Cash at international operations	1.9
Total consolidated cash and cash equivalents	4.6
Noncontrolling interests' share	(0.5)
Cash, net of noncontrolling interests' share	4.1
Withholding taxes and other	(0.1)
Net cash available	$4.0

Debt. Following is a summary of total debt and the related weighted-average interest rates at September 30, 2018 (in billions, except percentages):

		Weighted-
		Average
		Interest Rate
Senior Notes	$9.9	4.6%
Cerro Verde credit facility	1.2	4.1%
Total debt	$11.1	4.5%

At September 30, 2018, FCX had no borrowings, $13 million in letters of credit issued and $3.5 billion available under its revolving credit facility.
FINANCIAL POLICY
In February 2018, the FCX Board of Directors (Board) reinstated a cash dividend on FCX common stock. On September 26, 2018, FCX declared a quarterly cash dividend of $0.05 per share on its common stock, which will be paid on November 1, 2018, to shareholders of record as of October 15, 2018. The declaration of dividends is at the discretion of the Board and will depend upon FCX’s financial results, cash requirements, future prospects and other factors deemed relevant by the Board.

WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX's third-quarter 2018 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing “fcx.com.” A replay of the webcast will be available through Friday, November 23, 2018.
-----------------------------------------------------------------------------------------------------------
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is the world's largest publicly traded copper producer.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; and significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America. Additional information about FCX is available on FCX's website at "fcx.com."

Freeport-McMoRan	10

Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as projections or expectations relating to ore grades and milling rates, production and sales volumes, unit net cash costs, operating cash flows, capital expenditures, expectations related to the pending transaction between FCX, PT-FI, PT-II, and PT Inalum, including, but not limited to, replication of the economics of the revenue and cost sharing arrangements under the Joint Venture pursuant to a dividend assignment mechanism, FCX's continued management of PT-FI's operations, the expected timing of completion of the pending transaction, exploration efforts and results, development and production activities and costs, liquidity, tax rates, the impact of copper, gold and molybdenum price changes, the impact of deferred intercompany profits on earnings, reserve estimates, future dividend payments, and share purchases and sales. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “to be,” ”potential" and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration of dividends is at the discretion of the Board and will depend on FCX's financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.
    FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, supply of and demand for, and prices of, copper, gold and molybdenum; mine sequencing; production rates; potential inventory adjustments; potential impairment of long-lived mining assets; the ability to satisfy conditions to close the pending transaction, including, but not limited to, the documentation and issuance of an IUPK providing for the extension and stability of PT-FI's long-term mining rights with assured legal and fiscal terms and legal enforceability through 2041 in a form acceptable to FCX and PT Inalum, resolution of environmental regulatory matters that include amendments to the decrees imposing unattainable environmental standards on PT-FI pending before Indonesia’s Ministry of Environment and Forestry satisfactory to the Indonesian government, FCX and PT Inalum, various other Indonesian regulatory actions and approvals, including modification or revocation of current regulations and implementation of new regulations by the Indonesian government and assurances or approvals by Indonesian tax authorities with respect to the pending transaction, including confirmation of withholding tax treatment, and obtaining customary approvals from international competition authorities; obtaining an extension of PT-FI's temporary IUPK after October 31, 2018; the potential effects of violence in Indonesia generally and in the province of Papua; industry risks; regulatory changes; political risks; labor relations; weather- and climate-related risks; environmental risks; litigation results (including the outcome of Cerro Verde's royalty dispute with the Peruvian national tax authority); and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX's subsequent filings with the SEC.
Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
This press release also contains certain financial measures such as unit net cash (credits) costs per pound of copper and molybdenum and adjusted net income, which are not recognized under U.S. generally accepted accounting principles. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedules of this press release, which are also available on FCX's website, "fcx.com."

Freeport-McMoRan	11

FREEPORT-McMoRan INC.
SELECTED OPERATING DATA

	Three Months Ended September 30,
	2018	2017	2018		2017
MINING OPERATIONS:	Production		Sales
COPPER (millions of recoverable pounds)
(FCX's net interest in %)
North America
Morenci (72%)[a]	170	186	174		169
Bagdad (100%)	45	45	47		41
Safford (100%)	32	37	31		35
Sierrita (100%)	36	40	36		37
Miami (100%)	4	4	3		4
Chino (100%)	46	48	45		47
Tyrone (100%)	15	13	14		12
Other (100%)	1	2	—		2
Total North America	349	375	350		347

South America
Cerro Verde (53.56%)	275	284	280		291
El Abra (51%)	50	44	46		36
Total South America	325	328	326		327

Indonesia
Grasberg (90.64%)[b]	332	293	368		258
Total	1,006	996	1,044	[c]	932	[c]
Less noncontrolling interests	183	181	186		177
Net	823	815	858		755

Average realized price per pound			$2.80		$2.94

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	6	6	6		3
Indonesia (90.64%)[b]	754	412	831		352
Consolidated	760	418	837		355
Less noncontrolling interests	70	39	77		32
Net	690	379	760		323

Average realized price per ounce			$1,191		$1,290

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	3	3	N/A		N/A
Climax (100%)	5	5	N/A		N/A
North America copper mines (100%)[a]	8	8	N/A		N/A
Cerro Verde (53.56%)	7	8	N/A		N/A
Consolidated	23	24	22		22
Less noncontrolling interests	3	4	2		3
Net	20	20	20		19

Average realized price per pound			$12.40		$9.22

a. Amounts are net of Morenci's undivided joint venture partners' interests.

b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

c. Consolidated sales volumes exclude purchased copper of 93 million pounds in third-quarter 2018 and 75 million pounds in third-quarter 2017.

I

FREEPORT-McMoRan INC.
SELECTED OPERATING DATA (continued)

	Nine Months Ended September 30,
	2018	2017	2018		2017
MINING OPERATIONS:	Production		Sales
Copper (millions of recoverable pounds)
(FCX's net interest in %)
North America
Morenci (72%)[a]	521	554	544		537
Bagdad (100%)	142	128	146		122
Safford (100%)	94	116	99		120
Sierrita (100%)	113	121	118		117
Miami (100%)	12	14	12		14
Chino (100%)	126	168	133		170
Tyrone (100%)	41	47	42		47
Other (100%)	2	3	1		3
Total North America	1,051	1,151	1,095		1,130

South America
Cerro Verde (53.56%)	780	806	780		803
El Abra (51%)	151	126	148		120
Total South America	931	932	928		923

Indonesia
Grasberg (90.64%)[b]	990	647	1,003		630
Total	2,972	2,730	3,026	[c]	2,683	[c]
Less noncontrolling interests	529	497	528		491
Net	2,443	2,233	2,498		2,192

Average realized price per pound			$2.96		$2.79

Gold (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	16	18	18		13
Indonesia (90.64%)[b]	2,089	992	2,105		956
Consolidated	2,105	1,010	2,123		969
Less noncontrolling interests	195	93	197		89
Net	1,910	917	1,926		880

Average realized price per ounce			$1,249		$1,261

Molybdenum (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	10	9	N/A		N/A
Climax (100%)	16	15	N/A		N/A
North America (100%)[a]	23	25	N/A		N/A
Cerro Verde (53.56%)	20	21	N/A		N/A
Consolidated	69	70	70		71
Less noncontrolling interests	9	10	9		9
Net	60	60	61		62

Average realized price per pound			$12.41		$9.18

a. Amounts are net of Morenci's undivided joint venture partners' interests.

b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

c. Consolidated sales volumes exclude purchased copper of 257 million pounds for the first nine months of 2018 and 195 million pounds for the first nine months of 2017.

II

FREEPORT-McMoRan INC.
SELECTED OPERATING DATA (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
100% North America Copper Mines
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	657,600	657,200	673,800	683,700
Average copper ore grade (percent)	0.22	0.27	0.25	0.28
Copper production (millions of recoverable pounds)	242	252	723	763

Mill Operations
Ore milled (metric tons per day)	297,800	297,200	297,900	300,000
Average ore grades (percent):
Copper	0.34	0.38	0.35	0.40
Molybdenum	0.03	0.03	0.02	0.03
Copper recovery rate (percent)	87.4	86.6	88.1	86.6
Production (millions of recoverable pounds):
Copper	173	195	531	603
Molybdenum	8	9	24	27

100% South America Mining
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	194,400	164,000	203,100	136,900
Average copper ore grade (percent)	0.34	0.36	0.32	0.37
Copper production (millions of recoverable pounds)	72	65	214	190

Mill Operations
Ore milled (metric tons per day)	383,900	379,200	384,800	355,400
Average ore grades (percent):
Copper	0.39	0.44	0.39	0.44
Molybdenum	0.02	0.02	0.01	0.02
Copper recovery rate (percent)	86.1	80.9	83.2	82.7
Production (millions of recoverable pounds):
Copper	253	263	717	742
Molybdenum	7	8	20	21

100% Indonesia Mining
Ore milled (metric tons per day):[a]
Grasberg open pit	149,500	130,500	141,100	91,200
Deep Ore Zone underground mine	31,000	34,500	33,200	29,400
Deep Mill Level Zone underground mine	2,500	2,400	2,600	3,100
Grasberg Block Cave underground mine	3,700	4,200	3,800	3,600
Big Gossan underground mine	3,900	—	3,400	500
Total	190,600	171,600	184,100	127,800
Average ore grades:
Copper (percent)	1.00	0.91	1.06	1.00
Gold (grams per metric ton)	1.77	0.98	1.73	1.08
Recovery rates (percent):
Copper	92.4	91.1	92.4	91.6
Gold	85.7	84.7	85.5	84.9
Production (recoverable):
Copper (millions of pounds)	337	277	1,030	670
Gold (thousands of ounces)	817	405	2,306	993

100% Molybdenum Mines
Ore milled (metric tons per day)	29,400	24,200	27,100	22,600
Average molybdenum ore grade (percent)	0.17	0.18	0.18	0.20
Molybdenum production (millions of recoverable pounds)	8	8	26	24

a. Amounts represent the approximate average daily throughput processed at PT Freeport Indonesia's (PT-FI) mill facilities from each producing mine and from development activities that result in metal production.

III

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2017[a]		2018		2017[a]
	(In Millions, Except Per Share Amounts)
Revenues[b]	$4,908	$4,310		$14,944		$11,362
Cost of sales:
Production and delivery[c]	3,069	2,794	[d]	8,792		7,462	[d]
Depreciation, depletion and amortization	458	418		1,351		1,257
Total cost of sales	3,527	3,212		10,143		8,719
Selling, general and administrative expenses[c]	101	104		341		362
Mining exploration and research expenses	27	27		72		60
Environmental obligations and shutdown costs	8	72		76		76
Net gain on sales of assets	(70)	(33)		(126)		(66)
Total costs and expenses	3,593	3,382		10,506		9,151
Operating income	1,315	928		4,438		2,211
Interest expense, net[d,e]	(143)	(304)		(436)		(633)
Net gain on early extinguishment of debt	—	11		8		8
Other income (expense), net	14	(9)		63	[f]	(9)
Income from continuing operations before income taxes and equity in affiliated companies' net earnings	1,186	626		4,073		1,577
Provision for income taxes[d,g]	(522)	(387)		(1,543)		(747)
Equity in affiliated companies' net earnings	4	3		5		6
Net income from continuing operations	668	242		2,535		836
Net (loss) income from discontinued operations[h]	(4)	3		(19)		50
Net income	664	245		2,516		886
Net (income) loss attributable to noncontrolling interests:
Continuing operations[d]	(108)	35		(399)		(106)
Discontinued operations	—	—		—		(4)
Net income attributable to FCX common stock[i]	$556	$280		$2,117		$776

Basic net income (loss) per share attributable to common stock:
Continuing operations	$0.38	$0.19		$1.47		$0.50
Discontinued operations	—	—		(0.01)		0.03
	$0.38	$0.19		$1.46		$0.53

Diluted net income (loss) per share attributable to common stock:
Continuing operations	$0.38	$0.19		$1.46		$0.50
Discontinued operations	—	—		(0.01)		0.03
	$0.38	$0.19		$1.45		$0.53

Weighted-average common shares outstanding:
Basic	1,450	1,448		1,449		1,447
Diluted	1,458	1,454		1,458		1,453

Dividends declared per share of common stock	$0.05	$—		$0.15		$—

a.
The adoption of accounting guidance related to the presentation of retirement benefits resulted in the reclassification of the non-service components of net periodic benefit cost to other income (expense), net.

b.
Includes adjustments to provisionally priced concentrate and cathode sales. For a summary of adjustments to provisionally priced copper sales, refer to the supplemental schedule, "Derivative Instruments," beginning on page VIII.

c.	Includes net mining and oil and gas (credits) charges that are summarized in the supplemental schedule, "Adjusted Net Income," on page VII.

d.	Includes charges associated with disputed Cerro Verde royalties for prior years, which are summarized in the supplemental schedule, "Adjusted Net Income," on page VII.

e.
Consolidated interest costs (before capitalization and excluding interest expense associated with disputed Cerro Verde royalties) totaled $166 million in third-quarter 2018, $196 million in third-quarter 2017, $501 million for the first nine months of 2018 and $583 million for the first nine months of 2017.

f.
Includes $30 million of interest received on tax refunds, mostly associated with the refund of PT-FI's prior years' tax receivables. Refer to the supplemental schedule, "Adjusted Net Income," on page VII.

g.	For a summary of FCX's provision for income taxes, refer to the supplemental schedule, "Income Taxes," on page VIII.

h.
Primarily reflects adjustments to the estimated fair value of contingent consideration related to the 2016 sale of FCX’s interest in TF Holdings Limited (TFHL), which will continue to be adjusted through December 31, 2019.

i.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Refer to the supplemental schedule, "Deferred Profits," on page IX for a summary of net impacts from changes in these deferrals.

IV

FREEPORT-McMoRan INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,	December 31,
	2018	2017
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$4,556	$4,447
Trade accounts receivable	1,064	1,246
Income and other tax receivables	226	325
Inventories:
Materials and supplies, net	1,439	1,305
Mill and leach stockpiles	1,439	1,422
Product	1,169	1,166
Other current assets	402	270
Held for sale	626	508
Total current assets	10,921	10,689
Property, plant, equipment and mine development costs, net	23,013	22,934
Long-term mill and leach stockpiles	1,355	1,409
Other assets	2,460	2,270
Total assets	$37,749	$37,302

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,396	$2,321
Accrued income taxes	645	565
Current portion of environmental and asset retirement obligations	460	388
Dividends payable	73	—
Current portion of debt	4	1,414
Held for sale	273	323
Total current liabilities	3,851	5,011
Long-term debt, less current portion	11,123	11,703
Deferred income taxes	3,839	3,649
Environmental and asset retirement obligations, less current portion	3,564	3,631
Other liabilities	1,918	2,012
Total liabilities	24,295	26,006

Equity:
Stockholders' equity:
Common stock	158	158
Capital in excess of par value	26,603	26,751
Accumulated deficit	(12,526)	(14,722)
Accumulated other comprehensive loss	(532)	(487)
Common stock held in treasury	(3,726)	(3,723)
Total stockholders' equity	9,977	7,977
Noncontrolling interests	3,477	3,319
Total equity	13,454	11,296
Total liabilities and equity	$37,749	$37,302

V

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended
	September 30,
	2018	2017
	(In Millions)
Cash flow from operating activities:
Net income	$2,516	$886
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,351	1,257
Net gain on sales of assets	(126)	(66)
Stock-based compensation	70	58
Net charges for Cerro Verde royalty dispute	—	359
Payments for Cerro Verde royalty dispute	(32)	(32)
Net charges for environmental and asset retirement obligations, including accretion	206	196
Payments for environmental and asset retirement obligations	(179)	(85)
Net charges for defined pension and postretirement plans	59	95
Pension plan contributions	(60)	(152)
Net gain on early extinguishment of debt	(8)	(8)
Deferred income taxes	202	77
Loss (gain) on disposal of discontinued operations	19	(41)
Decrease in long-term mill and leach stockpiles	54	181
Non-cash drillship settlements/idle rig costs and other oil and gas adjustments	—	(33)
Oil and gas contract settlement payments	—	(70)
Other, net	7	1
Changes in working capital and other tax payments:
Accounts receivable	321	420
Inventories	(326)	(314)
Other current assets	(16)	(17)
Accounts payable and accrued liabilities	(2)	(93)
Accrued income taxes and timing of other tax payments	(131)	393
Net cash provided by operating activities	3,925	3,012

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(413)	(106)
South America	(188)	(65)
Indonesia	(695)	(663)
Molybdenum mines	(6)	(4)
Other	(89)	(182)
Proceeds from sales of assets	10	68
Intangible water rights and other, net	(91)	(2)
Net cash used in investing activities	(1,472)	(954)

Cash flow from financing activities:
Proceeds from debt	475	795
Repayments of debt	(2,410)	(1,991)
Cash dividends paid:
Common stock	(145)	(2)
Noncontrolling interests	(241)	(67)
Stock-based awards net proceeds (payments)	4	(10)
Debt financing costs and other, net	(23)	(12)
Net cash used in financing activities	(2,340)	(1,287)

Net increase in cash, cash equivalents, restricted cash and restricted cash equivalents	113	771
Decrease (increase) in cash and cash equivalents in assets held for sale	55	(45)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year	4,631	4,403
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period[a]	$4,799	$5,129

a.	Includes restricted cash and restricted cash equivalents of $243 million at September 30, 2018, and $172 million at September 30, 2017.

VI

FREEPORT-McMoRan INC.
ADJUSTED NET INCOME

Adjusted net income is intended to provide investors and others with information about FCX's recurring operating performance. This information differs from net income attributable to common stock determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX's adjusted net income follows, which may not be comparable to similarly titled measures reported by other companies (in millions, except per share amounts).

	Three Months Ended September 30,
	2018				2017
	Pre-tax		After-tax[a]	Per Share	Pre-tax	After-tax[a]	Per Share
Net income attributable to common stock	N/A		$556	$0.38	N/A	$280	$0.19

Cerro Verde royalty dispute[b]	$(1)		$—	$—	$(357)	$(188)	$(0.13)
Cerro Verde labor agreement	(69)		(22)	(0.02)	—	—	—
PT-FI net charges for workforce reductions	—		—	—	(9)	(5)	—
Other net mining credits	—		—	—	4	4	—
Net oil and gas credits	—		—	—	4	4	—
Net adjustments to environmental obligations and related litigation reserves	(2)		(2)	—	(64)	(64)	(0.04)
Net gain on sales of assets	70	[c]	70	0.05	33	33	0.02
Net gain on early extinguishment of debt	—		—	—	11	11	0.01
Net tax charges[d]	N/A		—	—	N/A	(10)	(0.01)
(Loss) gain on discontinued operations[e]	(4)		(4)	—	3	3	—
	$(6)		$42	$0.03	$(375)	$(212)	$(0.15)

Adjusted net income attributable to common stock	N/A		$514	$0.35	N/A	$492	$0.34

	Nine Months Ended September 30,
	2018				2017
	Pre-tax		After-tax[a]	Per Share	Pre-tax		After-tax[a]	Per Share
Net income attributable to common stock	N/A		$2,117	$1.45	N/A		$776	$0.53

Cerro Verde royalty dispute[b]	$(7)		$—	$—	$(357)		$(188)	$(0.13)
Cerro Verde labor agreement	(69)		(22)	(0.02)	—		—	—
PT-FI charges for workforce reductions	—		—	—	(117)	[f]	(62)	(0.04)
Other net mining credits (charges)	10		4	—	(24)		(24)	(0.02)
Net oil and gas credits	—		—	—	8	[g]	8	0.01
Net adjustments to environmental obligations and related litigation reserves	(52)		(52)	(0.04)	(53)		(53)	(0.04)
Net gain on sales of assets	126	[c]	126	0.09	66		66	0.05
Net gain on early extinguishment of debt	8		8	0.01	8		8	0.01
Interest on tax refunds	30		19	0.01	—		—	—
Net tax credits[d]	N/A		5	—	N/A		21	0.01
(Loss) gain on discontinued operations[e]	(19)		(19)	(0.01)	54		46	0.03
	$27		$69	$0.04	$(415)		$(178)	$(0.12)

Adjusted net income attributable to common stock	N/A		$2,048	$1.41	N/A		$954	$0.65

a.	Reflects impact to FCX net income attributable to common stock (i.e., net of any taxes and noncontrolling interests).

b.
The 2017 periods include net charges of $188 million associated with disputed Cerro Verde royalties for prior years, consisting of $216 million to production and delivery costs, $141 million to interest expense and $2 million to provision for income taxes, net of $171 million to noncontrolling interests. The 2018 periods include net charges to interest expense, offset by provision for income taxes and noncontrolling interests.

c.
Reflects adjustments to assets held for sale and fair value adjustments associated with potential contingent consideration related to the 2016 sale of onshore California oil and gas properties. FCX would receive contingent consideration related to this transaction consisting of $50 million per year for 2018, 2019 and 2020 if the price of Brent crude oil averages over $70 per barrel in each of these calendar years. The average Brent crude oil price for the first nine months of 2018 is above $70 per barrel.

d.	Refer to "Income Taxes" on page VIII, for further discussion of net tax (charges) credits.

e.
Primarily reflects adjustments to the estimated fair value of the potential $120 million in contingent consideration related to the 2016 sale of FCX’s interest in TFHL, which will continue to be adjusted through December 31, 2019.

f.	Includes net charges in selling, general and administrative expenses totaling $5 million.

g.
Includes adjustments totaling $25 million in production and delivery costs primarily related to the 2016 drillship settlements, partly offset by charges totaling $17 million in selling, general and administrative expenses for contract termination costs.

VII

FREEPORT-McMoRan INC.
INCOME TAXES

Following is a summary of the approximate amounts used in the calculation of FCX's consolidated income tax provision for the third quarters and first nine months of 2018 and 2017 (in millions, except percentages):

	Three Months Ended September 30,
	2018			2017
			Income Tax			Income Tax
	Income	Effective	(Provision)	Income	Effective	(Provision)
	(Loss)[a]	Tax Rate	Benefit	(Loss)[a]	Tax Rate	Benefit
U.S.	$28	21%	$(6)	$5	(60)%	$3	[b]
South America	108	40%	(43)	323	42%	(137)
Indonesia	1,037	41%	(424)	548	43%	(233)
Cerro Verde royalty dispute	(1)	N/A	1	(357)	N/A	(2)	[c]
Eliminations and other	14	N/A	(6)	107	N/A	(14)
Rate adjustment[d]	—	N/A	(44)	—	N/A	(4)
Continuing operations	$1,186	44%	$(522)	$626	62%	$(387)

	Nine Months Ended September 30,
	2018					2017
				Income Tax				Income Tax
	Income	Effective		(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate		Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.	$339	(1)%		$3	[e]	$66	(40)%	$27	[b]
South America	573	40%		(229)		709	42%	(296)
Indonesia	2,982	42%		(1,254)		1,035	42%	(435)
Cerro Verde royalty dispute	(7)	N/A		7		(357)	N/A	(2)	[c]
Eliminations and other	186	N/A		(37)		124	N/A	(38)
Rate adjustment[d]	—	N/A		(33)		—	N/A	(3)
Continuing operations	$4,073	38%	[f]	$(1,543)		$1,577	47%	$(747)

a.	Represents income from continuing operations by geographic location before income taxes and equity in affiliated companies' net earnings.

b.
Includes net tax (charges) credits of $(10) million in third-quarter 2017 and $21 million for the first nine months of 2017 associated with anticipated recovery of alternative minimum tax credit carryforwards.

c.
Reflects tax charges of $127 million for disputed royalties and other related mining taxes for the period October 2011 through the year 2013, mostly offset by a tax benefit of $125 million associated with disputed royalties and other related mining taxes for the period December 2006 through the year 2013. Refer to the supplemental schedule, "Adjusted Net Income," on page VII, for a summary of charges related to disputed royalties at Cerro Verde.

d.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.

e.	Includes a tax credit of $5 million associated with the settlement of a state income tax examination.

f.
The consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which FCX operates. Accordingly, variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Assuming achievement of current sales volume and cost estimates and average prices of $2.85 per pound for copper, $1,200 per ounce for gold and $12.00 per pound for molybdenum for fourth-quarter 2018, FCX estimates its consolidated effective tax rate for the year 2018 would approximate 37 percent and would decrease with higher prices.

DERIVATIVE INSTRUMENTS
For the first nine months of 2018, FCX's mined copper was sold 60 percent in concentrate, 20 percent as cathode and 20 percent as rod from North America operations. Substantially all of FCX's copper concentrate and cathode sales contracts provide final pricing in a specified future month (generally one to four months from the shipment date) based primarily on quoted London Metal Exchange (LME) monthly average copper prices. FCX records revenues and invoices customers at the time of shipment based on then-current LME prices, which results in an embedded derivative on provisionally priced concentrate and cathode sales that is adjusted to fair value through earnings each period, using the period-end forward prices, until final pricing on the date of settlement. LME copper settlement prices averaged $2.77 per pound during third-quarter 2018 and settled at $2.80 per pound on September 30, 2018. Because a significant portion of FCX's copper concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of the average recorded copper price for the period. FCX's average realized copper price was $2.80 per pound in third-quarter 2018.

VIII

FREEPORT-McMoRan INC.
DERIVATIVE INSTRUMENTS (continued)

Following is a summary of the adjustments to prior period and current period provisionally priced copper sales (in millions, except per share amounts):

	Three Months Ended September 30,
	2018			2017
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$(111)	$18	$(93)	$95	$38	$133
Net income attributable to common stock	$(48)	$6	$(42)	$39	$13	$52
Net income per share of common stock	$(0.03)	$—	$(0.03)	$0.03	$0.01	$0.04

a.	Reflects adjustments to prior period provisionally priced copper sales (i.e., provisionally priced copper sales at June 30, 2018 and 2017).

b.	Reflects adjustments to provisionally priced copper sales in third-quarter 2018 and 2017.

	Nine Months Ended September 30,
	2018			2017
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$(70)	$(172)	$(242)	$81	$194	$275
Net income attributable to common stock	$(31)	$(75)	$(106)	$35	$78	$113
Net income per share of common stock	$(0.02)	$(0.05)	$(0.07)	$0.02	$0.05	$0.07

a.	Reflects adjustments to prior period provisionally priced copper sales (i.e., provisionally priced copper sales at December 31, 2017 and 2016).

b.	Reflects adjustments to provisionally priced copper sales for the first nine months of 2018 and 2017.
At September 30, 2018, FCX had provisionally priced copper sales at its copper mining operations totaling 373 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average of $2.84 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the September 30, 2018, provisional price recorded would have an approximate $11 million effect on 2018 net income attributable to common stock. The LME copper price settled at $2.80 per pound on October 23, 2018.

DEFERRED PROFITS
FCX defers recognizing profits on sales from its mining operations to Atlantic Copper and on 25 percent of PT-FI's sales to PT Smelting (PT-FI's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net (reductions) additions to net income attributable to common stock totaling $(24) million in third-quarter 2018, $24 million in third-quarter 2017, $(4) million for the first nine months of 2018 and less than $1 million for the first nine months of 2017. FCX's net deferred profits on its inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock totaled $85 million at September 30, 2018. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.

BUSINESS SEGMENTS
FCX has organized its mining operations into four primary divisions – North America copper mines, South America mining, Indonesia mining and Molybdenum mines, and operating segments that meet certain thresholds are reportable segments. Separately disclosed in the following tables are FCX's reportable segments, which include the Morenci, Cerro Verde and Grasberg (Indonesia Mining) copper mines, the Rod & Refining operations and Atlantic Copper Smelting & Refining.
Intersegment sales between FCX’s business segments are based on terms similar to arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, the timing of sales to unaffiliated customers and transportation premiums.
FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, most mining exploration and research activities are managed on a consolidated basis, and those costs along with some selling, general and administrative costs, are not allocated to the operating divisions or individual segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

IX

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)
												Atlantic	Corporate,
	North America Copper Mines			South America Mining								Copper	Other
		Other		Cerro		Other		Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Mines	Total	Verde		Mines	Total	Mining		Mines	Refining	& Refining	nations		Total
Three Months Ended September 30, 2018
Revenues:
Unaffiliated customers	$30	$2	$32	$687		$122	$809	$1,703	[a]	$—	$1,212	$579	$573	[b]	$4,908
Intersegment	467	587	1,054	71		—	71	61		101	8	—	(1,295)		—
Production and delivery	304	485	789	519	[c]	105	624	522		76	1,215	559	(716)		3,069
Depreciation, depletion and amortization	43	45	88	122		20	142	181		20	3	6	18		458
Selling, general and administrative expenses	1	—	1	3		—	3	29		—	—	5	63		101
Mining exploration and research expenses	—	1	1	—		—	—	—		—	—	—	26		27
Environmental obligations and shutdown costs	—	2	2	—		—	—	—		—	—	—	6		8
Net gain on sales of assets	—	—	—	—		—	—	—		—	—	—	(70)		(70)
Operating income (loss)	149	56	205	114		(3)	111	1,032		5	2	9	(49)		1,315

Interest expense, net	1	—	1	15		—	15	—		—	—	7	120		143
Provision for income taxes	—	—	—	37		5	42	424		—	—	—	56		522
Total assets at September 30, 2018	2,826	4,465	7,291	8,613		1,709	10,322	11,764		1,808	284	835	5,445	[d]	37,749
Capital expenditures	63	118	181	47		3	50	246		4	1	3	22		507

Three Months Ended September 30, 2017
Revenues:
Unaffiliated customers	$57	$40	$97	$850		$109	$959	$1,121	[a]	$—	$1,137	$554	$442	[b]	$4,310
Intersegment	460	548	1,008	64		—	64	—		65	8	1	(1,146)		—
Production and delivery	242	410	652	683	[e]	76	759	407		57	1,140	533	(754)		2,794
Depreciation, depletion and amortization	42	54	96	116		18	134	136		20	2	7	23		418
Selling, general and administrative expenses	1	1	2	2		—	2	32		—	—	4	64		104
Mining exploration and research expenses	—	—	—	—		—	—	—		—	—	—	27		27
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	72		72
Net gain on sale of assets	—	—	—	—		—	—	—		—	—	—	(33)		(33)
Operating income (loss)	232	123	355	113		15	128	546		(12)	3	11	(103)		928

Interest expense, net	1	—	1	156	[e]	—	156	1		—	—	5	141		304
Provision for income taxes	—	—	—	134	[e]	5	139	233		—	—	1	14		387
Total assets at September 30, 2017	2,844	4,223	7,067	8,851		1,595	10,446	11,100		1,885	264	751	5,814	[d]	37,327
Capital expenditures	26	13	39	17		3	20	206		2	1	5	41		314

a.	Includes PT-FI's sales to PT Smelting totaling $827 million in third-quarter 2018 and $652 million in third-quarter 2017.

b.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

c.	Includes nonrecurring charges of $69 million associated with Cerro Verde's new three-year collective labor agreement (CLA).

d.	Includes assets held for sale, primarily Freeport Cobalt, totaling $626 million at September 30, 2018, and $459 million at September 30, 2017.

e.	Includes net charges of $216 million in production and delivery costs, $141 million in interest expense and $2 million in provision for income taxes associated with disputed royalties for prior years.

X

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)
												Atlantic	Corporate
	North America Copper Mines			South America Mining								Copper	Other
		Other		Cerro		Other		Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Mines	Total	Verde		Mines	Total	Mining		Mines	Refining	& Refining	nations		Total
Nine Months Ended September 30, 2018
Revenues:
Unaffiliated customers	$58	$30	$88	$2,031		$443	$2,474	$4,863	[a]	$—	$3,984	$1,758	$1,777	[b]	$14,944
Intersegment	1,636	1,917	3,553	273		—	273	114		307	24	2	(4,273)		—
Production and delivery	892	1,477	2,369	1,391	[c]	354	1,745	1,404		214	3,992	1,694	(2,626)		8,792
Depreciation, depletion and amortization	133	141	274	336		66	402	534		60	8	20	53		1,351
Selling, general and administrative expenses	3	2	5	7		—	7	96		—	—	16	217		341
Mining exploration and research expenses	—	2	2	—		—	—	—		—	—	—	70		72
Environmental obligations and shutdown costs	—	2	2	—		—	—	—		—	—	—	74		76
Net gain on sales of assets	—	—	—	—		—	—	—		—	—	—	(126)		(126)
Operating income (loss)	666	323	989	570		23	593	2,943		33	8	30	(158)		4,438

Interest expense, net	3	—	3	48		—	48	—		—	—	18	367		436
Provision for income taxes	—	—	—	207		15	222	1,254		—	—	1	66		1,543
Capital expenditures	151	262	413	178		10	188	695		6	3	10	76		1,391

Nine Months Ended September 30, 2017
Revenues:
Unaffiliated customers	$168	$122	$290	$2,057		$332	$2,389	$2,720	[a]	$—	$3,290	$1,412	$1,261	[b]	$11,362
Intersegment	1,354	1,704	3,058	237		—	237	—		199	22	1	(3,517)		—
Production and delivery	765	1,273	2,038	1,450	[d]	245	1,695	1,224	[e]	167	3,296	1,369	(2,327)		7,462
Depreciation, depletion and amortization	138	192	330	332		60	392	372		58	7	21	77		1,257
Selling, general and administrative expenses	2	2	4	7		—	7	92	[e]	—	—	13	246		362
Mining exploration and research expenses	—	2	2	—		—	—	—		—	—	—	58		60
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	76		76
Net gain on sales of assets	—	—	—	—		—	—	—		—	—	—	(66)		(66)
Operating income (loss)	617	357	974	505		27	532	1,032		(26)	9	10	(320)		2,211

Interest expense, net	2	1	3	187	[d]	—	187	1		—	—	13	429		633
Provision for income taxes	—	—	—	288	[d]	10	298	435		—	—	4	10		747
Capital expenditures	78	28	106	60		5	65	663		4	3	30	149		1,020

a.	Includes PT-FI's sales to PT Smelting totaling $2.1 billion for the first nine months of 2018 and $1.4 billion for the first nine months of 2017.

b.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

c.	Includes nonrecurring charges of $69 million associated with Cerro Verde's new three-year CLA.

d.	Includes net charges of $216 million in production and delivery, $141 million in interest expense and $2 million in provision for income taxes associated with disputed royalties for prior years.

e.	Includes net charges at PT-FI associated with workforce reductions totaling $112 million in production and delivery costs and $5 million in selling, general and administrative expenses.

XI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS

Unit net cash costs (credits) per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. These measures are presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces and (iv) it is the method used by FCX's management and Board to monitor FCX's mining operations and to compare mining operations in certain industry publications. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.

FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs, which are removed from site production and delivery costs in the calculation of unit net cash (credits) costs, consist of items such as stock-based compensation costs, start-up costs, inventory adjustments, long-lived asset impairments, restructuring and/or unusual charges. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.

XII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2018
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$971	$971	$93	$24	$1,088
Site production and delivery, before net noncash
and other costs shown below	695	628	79	15	722
By-product credits	(90)	—	—	—	—
Treatment charges	35	34	—	1	35
Net cash costs	640	662	79	16	757
Depreciation, depletion and amortization (DD&A)	88	80	6	2	88
Noncash and other costs, net	26	23	2	1	26
Total costs	754	765	87	19	871
Other revenue adjustments, primarily for pricing
on prior period open sales	(7)	(7)	—	—	(7)
Gross profit	$210	$199	$6	$5	$210

Copper sales (millions of recoverable pounds)	350	350
Molybdenum sales (millions of recoverable pounds)[a]			8

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.77	$2.77	$11.54
Site production and delivery, before net noncash
and other costs shown below	1.98	1.79	9.76
By-product credits	(0.26)	—	—
Treatment charges	0.10	0.10	—
Unit net cash costs	1.82	1.89	9.76
DD&A	0.25	0.23	0.80
Noncash and other costs, net	0.08	0.06	0.29
Total unit costs	2.15	2.18	10.85
Other revenue adjustments, primarily for pricing
on prior period open sales	(0.02)	(0.02)	—
Gross profit per pound	$0.60	$0.57	$0.69

Reconciliation to Amounts Reported
(In millions)
		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,088	$722	$88
Treatment charges	(6)	29	—
Noncash and other costs, net	—	26	—
Other revenue adjustments, primarily for pricing
on prior period open sales	(7)	—	—
Eliminations and other	11	12	—
North America copper mines	1,086	789	88
Other mining[c]	4,544	2,996	352
Corporate, other & eliminations	(722)	(716)	18
As reported in FCX's consolidated financial statements	$4,908	$3,069	$458

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.
Represents the combined total for FCX's other mining operations, including South America mining, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2017
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,011	$1,011	$62	$19	$1,092
Site production and delivery, before net noncash
and other costs shown below	571	536	45	11	592
By-product credits	(60)	—	—	—	—
Treatment charges	39	38	—	1	39
Net cash costs	550	574	45	12	631
DD&A	96	90	4	2	96
Noncash and other costs, net	15	14	1	—	15
Total costs	661	678	50	14	742
Other revenue adjustments, primarily for pricing
on prior period open sales	7	7	—	—	7
Gross profit	$357	$340	$12	$5	$357

Copper sales (millions of recoverable pounds)	345	345
Molybdenum sales (millions of recoverable pounds)[a]			8

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.92	$2.92	$7.59
Site production and delivery, before net noncash
and other costs shown below	1.65	1.55	5.55
By-product credits	(0.17)	—	—
Treatment charges	0.11	0.11	—
Unit net cash costs	1.59	1.66	5.55
DD&A	0.28	0.27	0.49
Noncash and other costs, net	0.04	0.04	0.06
Total unit costs	1.91	1.97	6.10
Other revenue adjustments, primarily for pricing
on prior period open sales	0.03	0.03	—
Gross profit per pound	$1.04	$0.98	$1.49

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,092	$592	$96
Treatment charges	(8)	31	—
Noncash and other costs, net	—	15	—
Other revenue adjustments, primarily for pricing
on prior period open sales	7	—	—
Eliminations and other	14	14	—
North America copper mines	1,105	652	96
Other mining[c]	3,909	2,896	299
Corporate, other & eliminations	(704)	(754)	23
As reported in FCX's consolidated financial statements	$4,310	$2,794	$418

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.
Represents the combined total for FCX's other mining operations, including South America mining, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2018
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$3,301	$3,301	$260	$69	$3,630
Site production and delivery, before net noncash
and other costs shown below	2,100	1,933	202	39	2,174
By-product credits	(255)	—	—	—	—
Treatment charges	109	105	—	4	109
Net cash costs	1,954	2,038	202	43	2,283
DD&A	273	250	17	6	273
Noncash and other costs, net	68	63	4	1	68
Total costs	2,295	2,351	223	50	2,624
Other revenue adjustments, primarily for pricing
on prior period open sales	(5)	(5)	—	—	(5)
Gross profit	$1,001	$945	$37	$19	$1,001

Copper sales (millions of recoverable pounds)	1,094	1,094
Molybdenum sales (millions of recoverable pounds)[a]			23

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.02	$3.02	$11.53
Site production and delivery, before net noncash
and other costs shown below	1.92	1.76	8.93
By-product credits	(0.23)	—	—
Treatment charges	0.10	0.10	—
Unit net cash costs	1.79	1.86	8.93
DD&A	0.25	0.23	0.76
Noncash and other costs, net	0.06	0.06	0.18
Total unit costs	2.10	2.15	9.87
Other revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)	—
Gross profit per pound	$0.91	$0.86	$1.66

Reconciliation to Amounts Reported
(In millions)
		Production
	Revenues	and Delivery	DD&A
Totals presented above	$3,630	$2,174	$273
Treatment charges	(19)	90	—
Noncash and other costs, net	—	68	—
Other revenue adjustments, primarily for pricing
on prior period open sales	(5)	—	—
Eliminations and other	35	37	1
North America copper mines	3,641	2,369	274
Other mining[c]	13,799	9,049	1,024
Corporate, other & eliminations	(2,496)	(2,626)	53
As reported in FCX's consolidated financial statements	$14,944	$8,792	$1,351

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.
Represents the combined total for FCX's other mining operations, including South America mining, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2017
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$3,091	$3,091	$184	$62	$3,337
Site production and delivery, before net noncash
and other costs shown below	1,777	1,672	136	34	1,842
By-product credits	(181)	—	—	—	—
Treatment charges	121	116	—	5	121
Net cash costs	1,717	1,788	136	39	1,963
DD&A	329	309	14	6	329
Noncash and other costs, net	67	65	1	1	67
Total costs	2,113	2,162	151	46	2,359
Other revenue adjustments, primarily for pricing
on prior period open sales	4	4	—	—	4
Gross profit	$982	$933	$33	$16	$982

Copper sales (millions of recoverable pounds)	1,127	1,127
Molybdenum sales (millions of recoverable pounds)[a]			25

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.74	$2.74	$7.57
Site production and delivery, before net noncash
and other costs shown below	1.57	1.49	5.59
By-product credits	(0.16)	—	—
Treatment charges	0.11	0.10	—
Unit net cash costs	1.52	1.59	5.59
DD&A	0.29	0.27	0.56
Noncash and other costs, net	0.06	0.06	0.06
Total unit costs	1.87	1.92	6.21
Other revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Gross profit per pound	$0.87	$0.82	$1.36

Reconciliation to Amounts Reported
(In millions)
		Production
	Revenues	and Delivery	DD&A
Totals presented above	$3,337	$1,842	$329
Treatment charges	(36)	85	—
Noncash and other costs, net	—	67	—
Other revenue adjustments, primarily for pricing
on prior period open sales	4	—	—
Eliminations and other	43	44	1
North America copper mines	3,348	2,038	330
Other mining[c]	10,270	7,751	850
Corporate, other & eliminations	(2,256)	(2,327)	77
As reported in FCX's consolidated financial statements	$11,362	$7,462	$1,257

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.
Represents the combined total for FCX's other mining operations, including South America mining, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2018
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$911		$911	$88	$999
Site production and delivery, before net noncash
and other costs shown below	599	[b]	549	62	611
By-product credits	(76)		—	—	—
Treatment charges	65		65	—	65
Royalty on metals	2		2	—	2
Net cash costs	590		616	62	678
DD&A	142		130	12	142
Noncash and other costs, net	14		14	—	14
Total costs	746		760	74	834
Other revenue adjustments, primarily for pricing
on prior period open sales	(52)		(52)	—	(52)
Gross profit	$113		$99	$14	$113

Copper sales (millions of recoverable pounds)	326		326

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.80		$2.80
Site production and delivery, before net noncash
and other costs shown below	1.84	[b]	1.70
By-product credits	(0.23)		—
Treatment charges	0.20		0.20
Royalty on metals	—		—
Unit net cash costs	1.81		1.90
DD&A	0.44		0.40
Noncash and other costs, net	0.04		0.04
Total unit costs	2.29		2.34
Other revenue adjustments, primarily for pricing
on prior period open sales	(0.16)		(0.16)
Gross profit per pound	$0.35		$0.30

Reconciliation to Amounts Reported
(In millions)
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$999		$611	$142
Treatment charges	(65)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		14	—
Other revenue adjustments, primarily for pricing
on prior period open sales	(52)		—	—
Eliminations and other	—		(1)	—
South America mining	880		624	142
Other mining[c]	4,750		3,161	298
Corporate, other & eliminations	(722)		(716)	18
As reported in FCX's consolidated financial statements	$4,908		$3,069	$458

a.
Includes silver sales of 1.2 million ounces ($14.74 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Includes nonrecurring charges for Cerro Verde's new three-year CLA totaling $69 million ($0.21 per pound of copper).

c.
Represents the combined total for FCX's other mining operations, including North America copper mines, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XVII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2017
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$965		$965	$75	$1,040
Site production and delivery, before net noncash
and other costs shown below	524		490	46	536
By-product credits	(63)		—	—	—
Treatment charges	73		73	—	73
Royalty on metals	2		2	—	2
Net cash costs	536		565	46	611
DD&A	134		125	9	134
Noncash and other costs, net	225	[b]	207	18	225
Total costs	895		897	73	970
Other revenue adjustments, primarily for pricing
on prior period open sales	59		59	—	59
Gross profit	$129		$127	$2	$129

Copper sales (millions of recoverable pounds)	327		327

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.95		$2.95
Site production and delivery, before net noncash
and other costs shown below	1.60		1.50
By-product credits	(0.19)		—
Treatment charges	0.22		0.22
Royalty on metals	0.01		0.01
Unit net cash costs	1.64		1.73
DD&A	0.41		0.38
Noncash and other costs, net	0.69	[b]	0.63
Total unit costs	2.74		2.74
Other revenue adjustments, primarily for pricing
on prior period open sales	0.18		0.18
Gross profit per pound	$0.39		$0.39

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,040		$536	$134
Treatment charges	(73)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		225	—
Other revenue adjustments, primarily for pricing
on prior period open sales	59		—	—
Eliminations and other	(1)		(2)	—
South America mining	1,023		759	134
Other mining[c]	3,991		2,789	261
Corporate, other & eliminations	(704)		(754)	23
As reported in FCX's consolidated financial statements	$4,310		$2,794	$418

a.
Includes silver sales of 1.0 million ounces ($16.15 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Includes charges totaling $216 million ($0.66 per pound of copper) associated with disputed Cerro Verde royalties for prior years.

c.
Represents the combined total for FCX's other mining operations, including North America copper mines, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XVIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2018
(In millions)		By-Product		Co-Product Method
		Method		Copper	Other[a]	Total
Revenues, excluding adjustments		$2,718		$2,718	$255	$2,973
Site production and delivery, before net noncash
and other costs shown below		1,668	[b]	1,540	163	1,703
By-product credits		(220)		—	—	—
Treatment charges		182		182	—	182
Royalty on metals		6		5	1	6
Net cash costs		1,636		1,727	164	1,891
DD&A		402		368	34	402
Noncash and other costs, net		46		46	—	46
Total costs		2,084		2,141	198	2,339
Other revenue adjustments, primarily for pricing
on prior period open sales		(37)		(37)	—	(37)
Gross profit		$597		$540	$57	$597

Copper sales (millions of recoverable pounds)		928		928

Gross profit per pound of copper:

Revenues, excluding adjustments		$2.93		$2.93
Site production and delivery, before net noncash
and other costs shown below		1.80	[b]	1.66
By-product credits		(0.24)		—
Treatment charges		0.20		0.20
Royalty on metals		—		—
Unit net cash costs		1.76		1.86
DD&A		0.44		0.40
Noncash and other costs, net		0.05		0.05
Total unit costs		2.25		2.31
Other revenue adjustments, primarily for pricing
on prior period open sales		(0.04)		(0.04)
Gross profit per pound		$0.64		$0.58

Reconciliation to Amounts Reported
(In millions)				Production
		Revenues		and Delivery	DD&A
Totals presented above		$2,973		$1,703	$402
Treatment charges		(182)		—	—
Royalty on metals		(6)		—	—
Noncash and other costs, net		—		46	—
Other revenue adjustments, primarily for pricing
on prior period open sales		(37)		—	—
Eliminations and other		(1)		(4)	—
South America mining		2,747		1,745	402
Other mining[c]	—	14,693		9,673	896
Corporate, other & eliminations	—	(2,496)		(2,626)	53
As reported in FCX's consolidated financial statements		$14,944		$8,792	$1,351

a.
Includes silver sales of 3.2 million ounces ($15.84 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Includes nonrecurring charges for Cerro Verde's new three-year CLA totaling $69 million ($0.07 per pound of copper).

c.
Represents the combined total for FCX's other mining operations, including North America copper mines, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XIX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2017
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$2,605		$2,605	$190	$2,795
Site production and delivery, before net noncash
and other costs shown below	1,429		1,340	123	1,463
By-product credits	(156)		—	—	—
Treatment charges	204		204	—	204
Royalty on metals	6		5	1	6
Net cash costs	1,483		1,549	124	1,673
DD&A	392		365	27	392
Noncash and other costs, net	234	[b]	217	17	234
Total costs	2,109		2,131	168	2,299
Other revenue adjustments, primarily for pricing
on prior period open sales	40		40	—	40
Gross profit	$536		$514	$22	$536

Copper sales (millions of recoverable pounds)	923		923

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.82		$2.82
Site production and delivery, before net noncash
and other costs shown below	1.55		1.45
By-product credits	(0.17)		—
Treatment charges	0.22		0.22
Royalty on metals	0.01		0.01
Unit net cash costs	1.61		1.68
DD&A	0.42		0.40
Noncash and other costs, net	0.25	[b]	0.23
Total unit costs	2.28		2.31
Other revenue adjustments, primarily for pricing
on prior period open sales	0.04		0.04
Gross profit per pound	$0.58		$0.55

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$2,795		$1,463	$392
Treatment charges	(204)		—	—
Royalty on metals	(6)		—	—
Noncash and other costs, net	—		234	—
Other revenue adjustments, primarily for pricing
on prior period open sales	40		—	—
Eliminations and other	1		(2)	—
South America mining	2,626		1,695	392
Other mining[c]	10,992		8,094	788
Corporate, other & eliminations	(2,256)		(2,327)	77
As reported in FCX's consolidated financial statements	$11,362		$7,462	$1,257

a.
Includes silver sales of 2.8 million ounces ($16.66 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Includes charges totaling $216 million ($0.23 per pound of copper) associated with disputed Cerro Verde royalties for prior years.

c.
Represents the combined total for FCX's other mining operations, including North America copper mines, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Three Months Ended September 30, 2018
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$1,036	$1,036	$989	$17	$2,042
Site production and delivery, before net noncash
and other costs shown below	514	261	249	4	514
Gold and silver credits	(1,001)	—	—	—	—
Treatment charges	98	50	48	—	98
Export duties	52	26	25	1	52
Royalty on metals	73	35	37	1	73
Net cash (credits) costs	(264)	372	359	6	737
DD&A	181	92	87	2	181
Noncash and other costs, net	14	7	7	—	14
Total (credits) costs	(69)	471	453	8	932
Other revenue adjustments, primarily for pricing
prior period open sales	(50)	(50)	(5)	—	(55)
PT Smelting intercompany profit	6	3	3	—	6
Gross profit	$1,061	$518	$534	$9	$1,061

Copper sales (millions of recoverable pounds)	368	368
Gold sales (thousands of recoverable ounces)			831

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.81	$2.81	$1,191
Site production and delivery, before net noncash
and other costs shown below	1.40	0.71	300
Gold and silver credits	(2.72)	—	—
Treatment charges	0.26	0.13	57
Export duties	0.14	0.07	30
Royalty on metals	0.20	0.10	45
Unit net cash (credits) costs	(0.72)	1.01	432
DD&A	0.49	0.25	105
Noncash and other costs, net	0.04	0.02	8
Total unit (credits) costs	(0.19)	1.28	545
Other revenue adjustments, primarily for pricing
prior period open sales	(0.14)	(0.14)	(7)
PT Smelting intercompany profit	0.02	0.02	3
Gross profit per pound/ounce	$2.88	$1.41	$642

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$2,042	$514	$181
Treatment charges	(98)	—	—
Export duties	(52)	—	—
Royalty on metals	(73)	—	—
Noncash and other costs, net	—	14	—
Other revenue adjustments, primarily for pricing
prior period open sales	(55)	—	—
PT Smelting intercompany profit	—	(6)	—
Indonesia mining	1,764	522	181
Other mining[b]	3,866	3,263	259
Corporate, other & eliminations	(722)	(716)	18
As reported in FCX's consolidated financial statements	$4,908	$3,069	$458

a.	Includes silver sales of 1.2 million ounces ($14.10 per ounce average realized price).

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XXI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2017
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$762		$762	$453	$11	$1,226
Site production and delivery, before net noncash
and other costs shown below	365		226	135	4	365
Gold and silver credits	(466)		—	—	—	—
Treatment charges	71		44	26	1	71
Export duties	21		13	8	—	21
Royalty on metals	43		26	17	—	43
Net cash costs	34		309	186	5	500
DD&A	136		85	50	1	136
Noncash and other costs, net	24	[b]	15	9	—	24
Total costs	194		409	245	6	660
Other revenue adjustments, primarily for pricing
prior period open sales	28		28	2	—	30
PT Smelting intercompany loss	(18)		(11)	(7)	—	(18)
Gross profit	$578		$370	$203	$5	$578

Copper sales (millions of recoverable pounds)	258		258
Gold sales (thousands of recoverable ounces)				352

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.95		$2.95	$1,290
Site production and delivery, before net noncash
and other costs shown below	1.41		0.88	384
Gold and silver credits	(1.80)		—	—
Treatment charges	0.27		0.17	74
Export duties	0.08		0.05	22
Royalty on metals	0.17		0.10	48
Unit net cash costs	0.13		1.20	528
DD&A	0.53		0.33	143
Noncash and other costs, net	0.09	[b]	0.06	25
Total unit costs	0.75		1.59	696
Other revenue adjustments, primarily for pricing
prior period open sales	0.11		0.11	4
PT Smelting intercompany loss	(0.07)		(0.04)	(19)
Gross profit per pound/ounce	$2.24		$1.43	$579

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,226		$365	$136
Treatment charges	(71)		—	—
Export duties	(21)		—	—
Royalty on metals	(43)		—	—
Noncash and other costs, net	—		24	—
Other revenue adjustments, primarily for pricing
prior period open sales	30		—	—
PT Smelting intercompany loss	—		18	—
Indonesia mining	1,121		407	136
Other mining[c]	3,893		3,141	259
Corporate, other & eliminations	(704)		(754)	23
As reported in FCX's consolidated financial statements	$4,310		$2,794	$418

a.	Includes silver sales of 666 thousand ounces ($16.64 per ounce average realized price).

b.	Includes $9 million ($0.03 per pound of copper) of costs charged directly to production and delivery costs as a result of the impact of workforce reductions.

c.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XXII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Nine Months Ended September 30, 2018
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$2,935	$2,935	$2,628	$53	$5,616
Site production and delivery, before net noncash
and other costs shown below	1,367	715	640	12	1,367
Gold and silver credits	(2,698)	—	—	—	—
Treatment charges	258	135	121	2	258
Export duties	153	80	71	2	153
Royalty on metals	211	108	101	2	211
Net cash (credits) costs	(709)	1,038	933	18	1,989
DD&A	534	279	250	5	534
Noncash and other costs, net	25	13	12	—	25
Total (credits) costs	(150)	1,330	1,195	23	2,548
Other revenue adjustments, primarily for pricing
on prior period open sales	(34)	(34)	17	—	(17)
PT Smelting intercompany loss	(12)	(6)	(6)	—	(12)
Gross profit	$3,039	$1,565	$1,444	$30	$3,039

Copper sales (millions of recoverable pounds)	1,003	1,003
Gold sales (thousands of recoverable ounces)			2,105

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.93	$2.93	$1,248
Site production and delivery, before net noncash
and other costs shown below	1.36	0.71	304
Gold and silver credits	(2.69)	—	—
Treatment charges	0.26	0.13	57
Export duties	0.15	0.08	34
Royalty on metals	0.21	0.11	48
Unit net cash (credits) costs	(0.71)	1.03	443
DD&A	0.53	0.28	119
Noncash and other costs, net	0.03	0.01	6
Total unit (credits) costs	(0.15)	1.32	568
Other revenue adjustments, primarily for pricing
on prior period open sales	(0.04)	(0.04)	8
PT Smelting intercompany loss	(0.01)	(0.01)	(2)
Gross profit per pound/ounce	$3.03	$1.56	$686

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$5,616	$1,367	$534
Treatment charges	(258)	—	—
Export duties	(153)	—	—
Royalty on metals	(211)	—	—
Noncash and other costs, net	—	25	—
Other revenue adjustments, primarily for pricing
on prior period open sales	(17)	—	—
PT Smelting intercompany loss	—	12	—
Indonesia mining	4,977	1,404	534
Other mining[b]	12,463	10,014	764
Corporate, other & eliminations	(2,496)	(2,626)	53
As reported in FCX's consolidated financial statements	$14,944	$8,792	$1,351

a.	Includes silver sales of 3.5 million ounces ($15.25 per ounce average realized price).

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XXIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2017
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$1,772		$1,772	$1,206	$32	$3,010
Site production and delivery, before net noncash
and other costs shown below	1,067		629	427	11	1,067
Gold and silver credits	(1,247)		—	—	—	—
Treatment charges	170		100	68	2	170
Export duties	62		36	25	1	62
Royalty on metals	106		60	45	1	106
Net cash costs	158		825	565	15	1,405
DD&A	372		219	149	4	372
Noncash and other costs, net	140	[b]	82	56	2	140
Total costs	670		1,126	770	21	1,917
Other revenue adjustments, primarily for pricing
on prior period open sales	39		39	9	—	48
PT Smelting intercompany loss	(17)		(10)	(7)	—	(17)
Gross profit	$1,124		$675	$438	$11	$1,124

Copper sales (millions of recoverable pounds)	630		630
Gold sales (thousands of recoverable ounces)				956

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.81		$2.81	$1,261
Site production and delivery, before net noncash
and other costs shown below	1.70		1.00	447
Gold and silver credits	(1.98)		—	—
Treatment charges	0.27		0.16	71
Export duties	0.10		0.06	26
Royalty on metals	0.16		0.09	47
Unit net cash costs	0.25		1.31	591
DD&A	0.59		0.35	156
Noncash and other costs, net	0.22	[b]	0.13	58
Total unit costs	1.06		1.79	805
Other revenue adjustments, primarily for pricing
on prior period open sales	0.06		0.06	9
PT Smelting intercompany loss	(0.03)		(0.01)	(7)
Gross profit per pound/ounce	$1.78		$1.07	$458

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$3,010		$1,067	$372
Treatment charges	(170)		—	—
Export duties	(62)		—	—
Royalty on metals	(106)		—	—
Noncash and other costs, net	—		140	—
Other revenue adjustments, primarily for pricing
on prior period open sales	48		—	—
PT Smelting intercompany loss	—		17	—
Indonesia mining	2,720		1,224	372
Other mining[c]	10,898		8,565	808
Corporate, other & eliminations	(2,256)		(2,327)	77
As reported in FCX's consolidated financial statements	$11,362		$7,462	$1,257

a.	Includes silver sales of 1.9 million ounces ($16.70 per ounce average realized price).

b.	Includes $112 million ($0.18 per pound of copper) of costs charged directly to production and delivery costs as a result of workforce reductions.

c.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Molybdenum mining, Rod & Refining and Atlantic Copper Smelting and Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX.

XXIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended September 30,
(In millions)	2018	2017

Revenues, excluding adjustments[a]	$109	$72
Site production and delivery, before net noncash and other costs shown below	73	55
Treatment charges and other	8	7
Net cash costs	81	62
DD&A	20	20
Noncash and other costs, net	3	2
Total costs	104	84
Gross profit (loss)	$5	$(12)

Molybdenum sales (millions of recoverable pounds)[a]	8	8

Gross profit (loss) per pound of molybdenum:

Revenues, excluding adjustments[a]	$12.17	$9.02
Site production and delivery, before net noncash and other costs shown below	8.17	6.97
Treatment charges and other	0.85	0.85
Unit net cash costs	9.02	7.82
DD&A	2.18	2.44
Noncash and other costs, net	0.39	0.28
Total unit costs	11.59	10.54
Gross profit (loss) per pound	$0.58	$(1.52)

Reconciliation to Amounts Reported
(In millions)

		Production
Three Months Ended September 30, 2018	Revenues	and Delivery	DD&A
Totals presented above	$109	$73	$20
Treatment charges and other	(8)	—	—
Noncash and other costs, net	—	3	—
Molybdenum mines	101	76	20
Other mining[b]	5,529	3,709	420
Corporate, other & eliminations	(722)	(716)	18
As reported in FCX's consolidated financial statements	$4,908	$3,069	$458

Three Months Ended September 30, 2017
Totals presented above	$72	$55	$20
Treatment charges and other	(7)	—	—
Noncash and other costs, net	—	2	—
Molybdenum mines	65	57	20
Other mining[b]	4,949	3,491	375
Corporate, other & eliminations	(704)	(754)	23
As reported in FCX's consolidated financial statements	$4,310	$2,794	$418

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Indonesia mining, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Nine Months Ended September 30,
(In millions)	2018	2017

Revenues, excluding adjustments[a]	$330	$220
Site production and delivery, before net noncash and other costs shown below	209	162
Treatment charges and other	23	21
Net cash costs	232	183
DD&A	60	58
Noncash and other costs, net	5	5
Total costs	297	246
Gross profit (loss)	$33	$(26)

Molybdenum sales (millions of recoverable pounds)[a]	26	24

Gross profit (loss) per pound of molybdenum:

Revenues, excluding adjustments[a]	$12.31	$9.05
Site production and delivery, before net noncash and other costs shown below	7.79	6.67
Treatment charges and other	0.85	0.85
Unit net cash costs	8.64	7.52
DD&A	2.22	2.38
Noncash and other costs, net	0.20	0.23
Total unit costs	11.06	10.13
Gross profit (loss) per pound	$1.25	$(1.08)

Reconciliation to Amounts Reported
(In millions)

		Production
Nine Months Ended September 30, 2018	Revenues	and Delivery	DD&A
Totals presented above	$330	$209	$60
Treatment charges and other	(23)	—	—
Noncash and other costs, net	—	5	—
Molybdenum mines	307	214	60
Other mining[b]	17,133	11,204	1,238
Corporate, other & eliminations	(2,496)	(2,626)	53
As reported in FCX's consolidated financial statements	$14,944	$8,792	$1,351

Nine Months Ended September 30, 2017
Totals presented above	$220	$162	$58
Treatment charges and other	(21)	—	—
Noncash and other costs, net	—	5	—
Molybdenum mines	199	167	58
Other mining[b]	13,419	9,622	1,122
Corporate, other & eliminations	(2,256)	(2,327)	77
As reported in FCX's consolidated financial statements	$11,362	$7,462	$1,257

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Indonesia mining, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page IX. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXVI